UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 14, 2013

____________________

National Instruments Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-25426	74-1871327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 North MoPac Expressway
Austin, Texas 78759
(Address of principal executive offices, including zip code)

(512) 338-9119
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 14, 2013, National Instruments Corporation (“NI”) filed with the Secretary of State of the State of Delaware a Certificate of Amendment of NI’s Certificate of Incorporation (the “Certificate of Amendment”) to increase the total number of shares of Common Stock that NI is authorized to issue by 180,000,000 shares of Common Stock, to a total of 360,000,000 shares of Common Stock.  A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

At the NI annual meeting of stockholders held on May 14, 2013, the stockholders elected each of the following individuals to serve on the Board of Directors for a term of three years, or until his successor is duly elected and qualified.

Proposal 1: Election of Directors	Votes For	Votes Withheld	Broker Non-Votes
James J. Truchard	105,189,320	2,637,620	10,813,687
John M. Berra	105,357,643	2,469,297	10,813,687

In addition, the following proposals were voted on and approved at the Annual Meeting.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 2: To approve an amendment of NI’s Certificate of Incorporation to increase the authorized number of shares of Common Stock by 180,000,000 shares	108,020,242	10,571,086	49,299	0
	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 3: To ratify the appointment of Ernst & Young as NI’s independent registered public accounting firm for the fiscal year ending December 31, 2013	106,776,147	11,824,752	39,728	0

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Certificate of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL INSTRUMENTS CORPORATION

By:	/s/ DAVID G. HUGLEY
David G. Hugley Vice President & General Counsel; Secretary

Date:  May 17, 2013